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                                                                  EXHIBIT 3.28.2

                           ARTICLES OF AMENDMENT NO. 1
                       OF THE ARTICLES OF INCORPORATION OF
                                 PAX TUNES, INC.

Pursuant to Section 607.1002 and 607-1006 of the Florida Business Corporation Act, the Articles of Incorporation of Pax Tunes, Inc. (the "Corporation"), are hereby amended according to these Articles of Amendment:

         FIRST:   The name of the Corporation is Pax Tunes, Inc.

         SECOND: Article I of the Articles of Incorporation is amended in its entirety to read as follows:

                  "The name of the Corporation is Pax Hits Publishing, Inc."

         THIRD: The foregoing amendment was adopted by written consent of the sole shareholder of the Corporation, in accordance with Sections 607.1003(6) and 607.0704 of the Florida Statutes, on April 19th 1999 constituting a sufficient number of votes to approve the amendment.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this instrument this 19th day of April, 1999.

                                          By:
                                              ---------------------------------
                                                   William L. Watson
                                          Its:       SECRETARY
                                              ---------------------------------